UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2010
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28298	94-3154463
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
2010 Annual Salaries, 2009 Fiscal Year Cash Bonuses and Equity Compensation Awards
On February 18, 2010, the Compensation Committee (the “Committee”), of the Board of Directors of Onyx Pharmaceuticals, Inc. (“Onyx”) approved the 2010 annual salaries (effective retroactively to January 1, 2010) and bonus potential, 2009 fiscal year cash bonuses and 2010 equity compensation awards for certain of Onyx’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission). The Committee of the Board of Directors annually evaluates the performance, and determines the compensation of Onyx’s executive officers based on the Committee’s assessment of the individual’s performance, corporate performance and relative compensation for competitive positions in similar publicly-traded biopharmaceutical companies. Also on February 18, 2010, upon recommendation by the Committee, the Board of Directors approved the 2010 annual salary and bonus potential, 2009 fiscal year cash bonus and 2010 equity compensation awards for N. Anthony Coles, M.D., Onyx’s President and Chief Executive Officer. The named executive officers’ salaries may be changed, and new equity awards may be awarded, at any time at the discretion of the Committee or the Board of Directors. The 2010 annual salaries and bonus potential, 2009 fiscal year cash bonuses and equity compensation awards for the named executive officers are set forth in Exhibit 10.19 hereto and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Number	Description

10.19	Base Salaries and Bonus Potential for Fiscal Year 2010, Cash Bonuses for Fiscal Year 2009 and 2010 Equity Compensation Awards for Named Executive Officers.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2010	ONYX PHARMACEUTICALS, INC.
	By:	/s/ Matthew K. Fust
Matthew K. Fust
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.19	Base Salaries and Bonus Potential for Fiscal Year 2010, Cash Bonuses for Fiscal Year 2009 and 2010 Equity Compensation Awards for Named Executive Officers.